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                                                                    EXHIBIT 10.8


                         TRADE SECRET LICENSE AGREEMENT

                  THIS TRADE SECRET LICENSE AGREEMENT (the "Agreement") is dated as of April 27, 2001 (the "Effective Date"), and is by and between PaySys International, Inc., a Florida corporation, and Delos Payment Systems, Inc., a Delaware corporation.

                  WHEREAS, pursuant to that certain Contribution Agreement, dated as of April 27, 2001, between PaySys and Delos (the "Contribution Agreement"), PaySys transferred and assigned to Delos inter alia, all of its right, title and interest in and to those certain computer software programs and related materials generally known as the "dBB Software" as defined therein;

                  WHEREAS, in connection with the Contribution Agreement, PaySys agreed to enter into this Agreement to grant Delos certain limited rights to use the VisionPlus Trade Secrets as set forth herein.

                  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. In this Agreement, the words "including", "include" and "includes" shall each be deemed to be followed by the term "without limitation". Any agreement, schedule, attachment or exhibit referred to herein shall mean such agreement, schedule, attachment or exhibit as amended, restated, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. References to any statute or regulation means such statute or regulation as amended from time to time and includes any successor statute or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

(a)      "AAA" has the meaning set forth in Section 2(a) of Schedule 12(a).

(b) "AFFILIATE" shall mean an entity (including any joint venture or alliance) that, directly or indirectly, owns or controls, is owned or is controlled by or is under common ownership or control with another entity (including any joint venture or alliance). For purposes hereof, an entity, shall be deemed to "own or control" another entity if and for so long as it beneficially owns fifty percent (50%) or more of the voting equity securities or other equivalent voting interests of the other entity.

(c)      "AGREEMENT" has the meaning set forth in the first paragraph.

(d)      "ARBITRATION DEMAND" has the meaning set forth in Section 2(b) of
         Schedule 12(a).

(e)      "ARBITRATION PANEL" has the meaning set forth in Section 2(d) of
         Schedule 12(a).

(f)      "BASIC QUALIFICATIONS" has the meaning set forth in Section 2(b) of
         Schedule 12(a).

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(g)      "CONTRIBUTION AGREEMENT" has the meaning set forth in the first recital.

(h) "DBB PLATFORM" shall mean all versions of that certain computer program commonly known as the "dBB Platform", both in source code format in C++ programming language, and as compiled into executable code format, (along with the integrated development environment, the system DSLs, DSLs and development tools and related documentation).

(i) "DBB SYSTEM" shall mean the dBB Platform and all Intellectual Property embodied therein or relating thereto.

(j) "DELOS" shall mean Delos Payment Systems, Inc., a Delaware corporation, and its permitted successors and permitted assigns.

(k) "DISPUTE" shall mean any and all disputes, controversies and claims between the parties arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise.

(l)      "DISPUTING PARTY" has the meaning set forth in Section 2(a) of Schedule
         12(a).

(m)      "DSL" shall mean dBB serial language.

(n)      "EFFECTIVE DATE" has the meaning set forth in the first paragraph.

(o)      "INDEMNIFIED PARTIES" has the meaning set forth in Section 8(b)(i).

(p)      "INDEMNIFIED PARTY" has the meaning set forth in Section 8(b)(i).

(q)      "INFRINGEMENT CLAIM" has the meaning set forth in Section 8(a)(i).

(r) "INTELLECTUAL PROPERTY" shall mean any: (i) trademarks, trade names, service marks, domain names, trade dress, logos and other similar designations; (ii) copyrights and copyrightable works; (iii) patents, patent rights, patent applications, inventions and trade secrets; and
         (iv) other protectable property rights.

(s)      "LICENSE AGREEMENT TERMS" has the meaning set forth in Section
         2(a)(ii).

(t) "PAYSYS" shall mean PaySys International, Inc., a Florida corporation, and its permitted successors and permitted assigns.

(u) "PERSON" shall mean an individual, corporation, limited liability company, partnership, sole proprietorship, joint venture, or other form of organization or governmental agency or authority.

(v)      "SUBLICENSEE" has the meaning specified in Section 2(a)(ii).

(w) "VISIONPLUS TRADE SECRETS" means those trade secrets owned by PaySys that are embodied in the CMS (credit management system), FAS (financial authorization system)


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         and/or ITS (interchange tracking system) modules of that certain software known as VisionPLUS, version 2.50.

2.       PAYSYS LICENSE GRANT.

(a) Subject to the terms and conditions of this Agreement, PaySys hereby grants to Delos a royalty-free, non-exclusive, non-transferable (except as set forth in this Agreement), worldwide, perpetual, irrevocable (subject to Section 11) limited license to:

         (i) use the VisionPlus Trade Secrets solely in connection with and embodied within the dBB Platform and applications developed through the use of the dBB Platform, and to create or have created modifications, enhancements, updates and derivative works of the dBB Platform and such applications and use the same in accordance with the limitations provided in this
                  Section 2;

         (ii) permit third Person licensees and their respective sublicensees (each a "Sublicensee") to use the dBB Platform and/or applications developed through the use of the dBB Platform and to create or have created modifications, enhancements, updates and derivative works of the dBB Platform and such applications, and use the same for any purpose whatsoever, provided that: (A) Delos executes an agreement with each such Sublicensee that contains terms consistent with the terms set forth on Schedule 2(a)(ii) (the "License Agreement Terms"); (B) neither Delos nor any Delos Affiliate may license or sublicense to a Sublicensee the VisionPlus Trade Secrets; and (C) the rights granted to any Sublicensee by Delos and/or any Delos Affiliate pursuant to this Section 2(a)(ii) shall not violate the restrictive covenants contained in Section 4 of that certain Software License Agreement, dated as of April 27, 2001, between PaySys and Delos;

         (iii) sublicense to any Affiliate of Delos the rights granted in Sections 2(a)(i) and 2(a)(ii), provided that Delos has delivered to PaySys a writing executed by an authorized representative of such Affiliate to abide by the terms of this Agreement as if such Affiliate was an original party to this Agreement.

(b)      All rights not specifically granted herein are reserved by PaySys.

3. PROPRIETARY RIGHTS LEGENDS. Delos shall reproduce on all copies of the dBB Platform and all modifications, enhancements, updates and derivative works thereto that Delos creates or has created, the proprietary rights legends set forth on Schedule 3 in the manner set forth therein. In addition, Delos shall replace or otherwise modify such legends as reasonably requested by PaySys on all future copies of the dBB Platform and all modifications, enhancements, updates and derivative works thereto that Delos creates or has created. Subject to the foregoing, Delos and its Affiliates may modify the documentation and screen displays of the dBB Platform, any portion thereof and any and modifications, enhancements, updates and derivative works thereto to conform them to the product branding, display and documentation standards of Delos and its Affiliates, including to identify Delos and/or its Affiliates as the service and software provider of the


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         dBB Platform and all modifications, enhancements, updates and derivative works thereto.

4.       PROPRIETARY RIGHTS.

(a) By PaySys. As between Delos and its Affiliates and PaySys, PaySys owns own all right, title and interest in and to each of the VisionPlus Trade Secrets.

(b) By Delos. Subject to Section 4(a), as between Delos and PaySys and its Affiliates, and subject to the licenses granted herein, Delos shall own all right, title and interest, including any Intellectual Property rights, in and to the dBB System, any applications developed by Delos and any Delos Affiliate through the use of the dBB Platform, and to any modifications, enhancements, updates or derivative works that Delos or its Affiliates create to the dBB System or such applications using the VisionPlus Trade Secrets.

5. TAXES. The license granted herein is exclusive of any federal, state, or local excise, sales, use and similar taxes assessed or imposed with respect to the transactions set forth herein. Delos shall be responsible for all such taxes assessed or levied upon PaySys with respect to such transactions. Delos shall pay any such amounts upon request of PaySys accompanied by evidence of imposition of such taxes. Notwithstanding the foregoing, in no event shall Delos be liable for taxes relating to PaySys' income. Delos shall not be responsible for payment of any interest or penalties in connection with the payment of any such taxes not caused by Delos, and Delos may protest the validity or amount of any such tax.

6.       LIMITED REPRESENTATIONS AND WARRANTIES; DISCLAIMERS.

(a) By Each Party. Each party represents and warrants to the other as follows:

         (i) Organization, Corporate Power, Etc. Each party: (A) is duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (B) has the requisite corporate or other power and authority to carry on its business as it is now being conducted; and (C) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary.

         (ii) Authority of Parties. Each party has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate or other authorities and does not require any further authorization or consent.

         (iii) No Litigation. To each party's respective knowledge, there are no lawsuits, claims, suits, proceedings or investigations pending or threatened against it that questions the legality or propriety of the transactions contemplated by this Agreement.

         (iv) Consents and Approvals. No consent, approval, authorization, action or order of, or declaration, filing or registration with, or notice to, any court, administrative agency, governmental body or other third party is required to be made or obtained


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                  by a party in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by it, or the performance of its obligations under it.

         (v) Noncontravention. The execution, delivery and performance by each party of this Agreement will not conflict with, constitute a breach of, or default under, or violate any provision of any agreement, indenture, note, or other instrument to which such party is a party or by which such party is or may be bound or to which any of such party's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such party or to any property or assets of such party.

(b) DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 6, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION, EITHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE VISIONPLUS TRADE SECRETS, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND EACH PARTY HEREBY DISCLAIMS THE SAME.

7.       LIABILITY LIMITATIONS; DISCLAIMER OF DAMAGES.

(a) Liability Limitation. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR LIABILITY ARISING PURSUANT TO SECTIONS 8 AND 9, THE CUMULATIVE AGGREGATE LIABILITY OF A PARTY AND ITS AFFILIATES ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE LESSER OF: (i) FIVE MILLION DOLLARS ($5,000,000); OR (ii) THE ACTUAL DIRECT DAMAGES SUFFERED BY THE OTHER PARTY AND ITS AFFILIATES.

(b) Disclaimer of Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EXCEPT FOR LIABILITY ARISING PURSUANT TO A BREACH OF DELOS' OBLIGATIONS SET FORTH IN SECTION 9 OR DAMAGES AWARDED TO A THIRD PERSON PURSUANT TO INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 8(b), IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR
         OTHER LEGAL THEORY FOR ANY LOST PROFITS, LOSS OF DATA, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES,
         EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER EITHER PARTY HAS BEEN ADVISED OF THE
         POSSIBILITY OF SUCH DAMAGES.

(c) Allocation of Risk. THE FOREGOING REPRESENTS AN EXPRESS ALLOCATION OF RISK. EACH PARTY ACKNOWLEDGES THAT EACH PARTY HAS ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE DISCLAIMERS SET FORTH


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         IN THIS AGREEMENT AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE
         BENEFIT OF THE BARGAIN BETWEEN THE PARTIES.

8.       INTELLECTUAL PROPERTY INFRINGEMENT ISSUES; INDEMNIFICATION.

(a)      Notice of Infringement Claims.

         (i) If any civil, criminal, administrative or investigative action or proceeding of any nature involving any claim of infringement, misappropriation or violation of any patent, copyright, trademark, trade secret, confidential information or other intellectual property right relating to any of the VisionPlus Trade Secrets or any portion thereof ("Infringement Claim") is threatened or commenced by any third Person against Delos, any Delos Affiliate or any Sublicensee with respect to the use or possession of any of the VisionPlus Trade Secrets or any portion thereof, Delos shall notify PaySys of the same as promptly as practicable. After such notice, PaySys shall be entitled, if it so elects in writing within ten (10) days after PaySys' receipt of such notice, to control the defense, investigation, settlement and compromise of such Infringement Claim and to employ and engage attorneys of its choice to handle and defend the same, at PaySys' sole cost and expense. Delos, its Affiliates and any Sublicensee, as applicable, shall cooperate in all reasonable respects with PaySys and its attorneys in the investigation, trial, defense, settlement and compromise of such Infringement Claim and any appeal arising therefrom. Delos, its Affiliates and any Sublicensee, as applicable, shall have the right to employ and engage separate counsel and participate in the defense, investigation, settlement and compromise of such Infringement Claim and to consult with PaySys' counsel (it being agreed that PaySys shall retain control of such defense, investigation, settlement and compromise) but the fees and expenses of such counsel shall be at Delos' sole cost and expense.

         (ii) If PaySys does not assume full control over the defense, investigation, settlement and compromise of any such Infringement Claim, then PaySys may participate in such defense, investigation, settlement and compromise at its sole cost and expense, and Delos, its Affiliate or Sublicensee, as applicable, shall defend, settle or compromise such Infringement Claim in such manner as it may deem appropriate, at the cost and expense of Delos, its Affiliate or Sublicensee, as applicable; provided that Delos, its Affiliate or any Sublicensee, as applicable, shall not settle or compromise an Infringement Claim that involves a remedy other than the payment of money by Delos or any Sublicensee, as applicable, without the prior written consent of PaySys (which consent shall not be unreasonably withheld or delayed), including, any settlement or compromise involving any admission, finding or the like relating to any of the VisionPlus Trade Secrets, without the prior written consent of PaySys.

(b)      Indemnification by Delos.

         (i) Notwithstanding the provisions of Section 8(a), if any civil, criminal, administrative or investigative action or proceeding of the nature of an


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                  Infringement Claim is threatened or commenced by any third
                  Person against PaySys, its Affiliates and their respective directors, officers, employees and agents (each an "Indemnified Party," and collectively, "Indemnified Parties") with respect to the use by Delos, any Delos Affiliate or any Sublicensee, of any of the VisionPlus Trade Secrets or any portion thereof, either during the Agreement term, or after the termination of this Agreement, should Delos or any Delos Affiliate continue to use any of the VisionPlus Trade Secrets or any portion thereof in accordance with Section 11(e)(iv) after such termination, then notice thereof shall be given to Delos as promptly as practicable; provided, however, that any delay by an Indemnified Party in giving such notice shall not constitute a breach of this Agreement and shall not excuse Delos' obligations under this Section 8(b) except to the extent, if any, that Delos is prejudiced by such delay. Within ten (10) days after such notice, Delos shall assume full control over the defense, investigation, settlement and compromise of any such Infringement Claim and shall employ and engage attorneys of its choice reasonably acceptable to PaySys to handle and defend the same, at Delos' sole cost and expense. The Indemnified Party shall cooperate in all reasonable respects with Delos and its attorneys in the investigation, trial and defense of such Infringement Claim and any appeal arising therefrom; provided however, that the Indemnified Party or PaySys may, at its own cost and expense, participate through its attorneys or otherwise, in such investigation, trial, defense and settlement of such Infringement Claim and any appeal arising therefrom. Delos shall not settle or compromise any such Infringement Claim that involves a remedy other than the payment of money without the prior written consent of PaySys (which consent shall not be unreasonably withheld or delayed), including, any settlement or compromise involving any admission, finding or the like relating to any of the VisionPlus Trade Secrets.

         (ii) If Delos does not assume full control over the defense of an Infringement Claim pursuant to Section 8(b)(i), then Delos may participate in such defense, compromise, settlement and investigation at its sole cost and expense, and the Indemnified Party shall have the right to defend, settle or compromise such Infringement Claim in such manner as it may deem appropriate, at the sole cost and expense of Delos.

9.       CONFIDENTIALITY.

(a) Obligations. Except as expressly authorized herein or by prior written consent of PaySys, Delos shall:

         (i) limit access to the VisionPlus Trade Secrets received by it to its employees, agents, representatives, and consultants who have a need-to-know in connection with this Agreement and Delos' obligations hereunder, and who are under written or ethical obligations to maintain the confidentiality of Delos confidential information, including the VisionPlus Trade Secrets, which, in accordance with Section 9(a)(ii), are to be treated as Delos' confidential information;


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         (ii)     advise its employees, agents, representatives and consultants having access to the VisionPlus Trade Secrets of the proprietary nature thereof and of the obligations set forth in this Agreement and that such VisionPlus Trade Secrets are to be treated as Delos' confidential information;

         (iii) not disclose the VisionPlus Trade Secrets received by it to third Persons;

         (iv) use the VisionPlus Trade Secrets only for the performance of Delos' obligations and the exercise of Delos' rights under this Agreement;

         Delos shall be responsible for any unauthorized use or disclosure of the VisionPlus Trade Secrets by Delos, its Affiliates, and their respective employees, agents, representatives and consultants.

(b) Exceptions to Confidentiality. Notwithstanding the foregoing Section 9(a), Delos' obligations under Section 9(a) shall not apply to any of the VisionPlus Trade Secrets that Delos can demonstrate:

         (i)      was, at the time of disclosure to it, in the public domain;

         (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of Delos;

         (iii) was received after disclosure to it from a third Person who had a lawful right to disclose any of the VisionPlus Trade Secrets to it;

         (iv) was required to be disclosed to any regulatory body having jurisdiction over Delos, its Affiliates and/or their respective clients, provided that Delos, its Affiliates, and/or their respective clients shall use reasonable efforts to provide PaySys with prior notice thereof so that PaySys may seek a protective order or other appropriate remedy to prevent such disclosure, and if such protective order or other remedy is not obtained prior to the time such disclosure is required, Delos, its Affiliates, and/or their respective clients shall only disclose that portion of the VisionPlus Trade Secrets which such party or parties is legally required to disclose; or

         (v) that disclosure is necessary by reason of legal, accounting or regulatory requirements beyond Delos' reasonable control, provided that Delos shall use all reasonable efforts to provide PaySys with prior notice thereof so that PaySys may seek a protective order or other appropriate remedy to prevent such disclosure, and if such protective order or other remedy is not obtained prior to the time such disclosure is required, Delos shall only disclose that portion of the VisionPlus Trade Secrets which it is legally required to disclose.

10.      COVENANT NOT TO SOLICIT EMPLOYEES.

(a) Without the consent of PaySys, for a period of one (1) year following the Effective Date, Delos shall not induce or persuade any employee of PaySys or any of its Affiliates to


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         terminate such employment relationship to enter into any employment, independent contractor or other business relationship with Delos or any of its Affiliates. The covenant contained in this Section 10(a) shall not apply to solicitations of a general nature or if any such employee approaches Delos with respect to any of the foregoing opportunities, provided, however, that if Delos or any of its Affiliates shall enter into any employment, independent contractor or other business relationship with (i) any independent contractor who provided services to PaySys or any of its Affiliates, or (ii) any employee of PaySys or any of its Affiliates in accordance with the preceding sentence, Delos or its Affiliate, as applicable, shall execute an agreement with each such former employee or independent contractor substantially in the form attached hereto in Schedule 10(a). Upon request by PaySys to Delos, Delos and its Affiliates, as applicable, shall provide PaySys with copies of each such agreement executed by each such independent contractor or former employee of PaySys or its Affiliates.

(b) Without the consent of Delos, for a period of one (1) year following the Effective Date, PaySys shall not induce or persuade any employee of Delos or any of its Affiliates to terminate such employment relationship to enter into any employment, independent contractor or other business relationship with PaySys or any of its Affiliates. The covenant contained in this Section 10(b) shall not apply to solicitations of a general nature or if any such employee approaches PaySys with respect to any of the foregoing opportunities.

11.      TERM; DEFAULT AND TERMINATION.

(a) Term. This Agreement shall be effective as of the Effective Date and shall continue unless terminated as set forth herein.


(b) Except as set forth in Section 11(c), if PaySys, Delos or any Delos Affiliate fails to remedy within thirty (30) days after notice thereof a failure to perform any obligation imposed pursuant to this Agreement or comply with any restriction or other provision contained in this Agreement, the notifying party may resolve the same as set forth in
         Section 12.

(c) If a party shall fail to pay when due any amounts due pursuant to this Agreement after one hundred eighty (180) days after notice thereof by the other party, such other party may terminate this Agreement after such one hundred eighty (180) day period unless such amounts are paid within such one hundred eighty (180) day period.

(d) PaySys may terminate this Agreement upon ninety (90) days notice to Delos if any third Person obtains a judgement or injunction against PaySys or any other Person with respect to the continued use or possession of any of the VisionPlus Trade Secrets.

(e)      If PaySys terminates this Agreement pursuant to Sections 11(c) or
         11(d):

         (i)      the rights and licenses granted herein shall terminate;


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

         (ii) Delos and its Affiliates shall promptly cease use of the VisionPlus Trade Secrets and PaySys Confidential Information and certify to PaySys the compliance with the foregoing;

         (iii) the following provisions shall survive the termination of this Agreement by PaySys pursuant to Sections 11(c) or 11(d) for any reason: Sections 4, 5, 6(b), 7, 8, 9, 10(a), 11(e), 12 and
                  14; and

         (iv)     notwithstanding any termination of this Agreement pursuant to
                  Section 11(d), Delos and its Affiliates may continue to use the VisionPlus Trade Secrets solely for the purpose, and solely to the extent necessary for, continued support of Sublicensees who are not Delos or Delos Affiliates.

(f)      If Delos terminates this Agreement pursuant to Section 11(c):

         (i)      the rights and licenses granted herein shall continue;

         (ii) the following provisions shall survive the termination of this Agreement by Delos pursuant to Section 11(c) for any reason:
                  Sections 2, 3 4, 5, 6(b), 7, 8, 9, 10(b), 11(f), 12, 13 and
                  14.

12.      DISPUTE RESOLUTION.

(a) Subject to Section 12(b), any and all Disputes shall be resolved as provided in Schedule 12(a).

(b) Notwithstanding anything to the contrary set forth herein, no party shall be required to submit any dispute or disagreement regarding the interpretation of any provision of this Agreement, the performance by a party of such party's obligations under this Agreement or a default hereunder to the mechanisms set forth in Section 12(a), if such submission seeks solely equitable relief from irreparable harm.

(c) THE PARTIES CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF FLORIDA AND OF ANY FLORIDA STATE COURT SITTING IN FLORIDA FOR ALL LITIGATION THAT MAY BE BROUGHT WITH RESPECT TO THE TERMS OF, AND THE TRANSACTIONS AND RELATIONSHIPS CONTEMPLATED BY, THIS AGREEMENT. THE PARTIES FURTHER CONSENT TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN A DISTRICT THAT ENCOMPASSES ASSETS OF A PARTY AGAINST WHICH A JUDGMENT HAS BEEN RENDERED, EITHER THROUGH ARBITRATION OR THROUGH LITIGATION, FOR THE ENFORCEMENT OF SUCH JUDGMENT AGAINST THE ASSETS OF SUCH PARTY.

13. RIGHTS IN BANKRUPTCY. PaySys agrees that if PaySys as a debtor-in-possession or a trustee in bankruptcy rejects this Agreement, Delos may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. To the extent permitted by
         Section 365(n) of the Bankruptcy Code, upon request of Delos to PaySys or


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

         the trustee in bankruptcy, PaySys or such trustee shall allow Delos to exercise its rights under this Agreement and shall not interfere with the rights of Delos as provided in this Agreement, provided that Delos continues to comply with the provisions of this Agreement.

14.      MISCELLANEOUS.

(a) Assignment; Transfer. Except as provided herein, neither party may assign or transfer this Agreement and any such attempted assignment or transfer shall be void. Either party may: (i) transfer this Agreement in connection with any merger or consolidation of such party with another Person, provided that such party furnishes the other party with notice of such transfer within ten (10) business days after the announcement of the same; or (ii) in connection with the sale of substantially all of the party's assets (including the rights of a party under this Agreement), provided that (A) the assignee thereof shall assume all of such party's obligations hereunder, and (B) the party furnishes the other party with notice of the closing of such assignment and assumption within ten (10) business days after the same. Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the parties hereto and their respective permitted successors and permitted assigns.

(b) Waiver. No failure or delay on the part of any party to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall a single or partial exercise by any party of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy. No express waiver or assent by a party to any breach of or default in a term or condition of this Agreement shall constitute a waiver of or assent to any other breach of or default in the same or any other term or condition hereof.

(c) Independent Contractors. The Parties acknowledge that the relationship between Delos and PaySys is that of licensor and licensee and nothing contained in this Agreement shall be construed to place either party in the relationship of principal and agent, master and servant, partners or joint venturers with the other party or its Affiliates. Neither party shall have, expressly or by implication, or represent itself as having any authority to make contracts or enter into any agreement in the name of the other parties, or to obligate or bind the other party in any manner whatsoever.

(d) Entire Agreement. This Agreement and its Schedules supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and contains the sole and entire agreement between the parties with respect to the transactions contemplated herein. This Agreement may not be amended or modified except by another agreement in writing executed by the parties hereto.

(e) Governing Law. The validity and effect of this Agreement shall be governed by the laws of the State of Florida, without regard to its rules regarding conflicts of law.

(f) Force Majeure. No party shall be liable for any default or delay in the performance of its obligations (other than payment obligations, if any) under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by: (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any governmental authority; or
         (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy). In any such event, the non-performing party shall be excused from any further performance or observance of the obligation so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

(g) No Third-Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any party (other than the parties hereto and Affiliates of either party) any rights, benefits or remedies of any kind or character whatsoever, and no party shall be deemed a third-party beneficiary under or by reason of this Agreement.

(h) Consent. If either party requires the consent or approval of the other party for the taking of, or omitting to take, any action under this Agreement, except as expressly set forth in this Agreement, such consent or approval shall not be unreasonably withheld or delayed.

(i) Severability. If any provision of this Agreement or the application of any such provision to any party or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable so as to materially effectuate the parties' intent.

(j) Notices. Any notices, requests, demands, certifications and other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if delivered in person or if mailed by registered or certified mail, postage prepaid, to the parties at the addresses specified in this Section 14(j), or if transmitted by facsimile to the fax number specified below and confirmed by the recipient by facsimile. A party may change the address or fax number to which notices are to be sent by giving notice to the other party in the manner provided herein. Notices sent by mail shall be deemed delivered when received. Notices transmitted by confirmed facsimile shall be deemed delivered on the date of transmittal.

         If to PaySys:                           If to Delos:

         First Data Corporation                  Delos Payment Systems, Inc.
         5660 New Northside Drive                One Meca Way
         Suite 1400                              Norcross, GA 30093
         Atlanta, GA 30328-5800                  Attn:  President
         Attn:  General Counsel                  Telecopy: (660) 564-8006
         Telecopy: (770) 857-0414

         With a copy to:                         With a copy to:

         Sidley & Austin                         Kilpatrick Stockton LLP
         Bank One Plaza                          Suite 2800
         10 S. Dearborn St.                      1100 Peachtree Street
         Chicago, IL 60603                       Atlanta, GA 30309-4530

         Attention: Frederick C. Lowinger        Attn:  Larry Ledbetter
         Telecopy:  (312) 853-7036               Telecopy: (404) 815-6555

(k) Export. Delos shall not export or re-export any of the VisionPlus Trade Secrets without appropriate United States and/or foreign government licenses, and Delos shall comply, and shall ensure that its sublicensees comply with all applicable export and import laws and regulations with respect thereto.

(l) Headings. Headings as to the contents of particular sections are inserted only for convenience and shall not be construed a part of this Agreement or as a limitation on the scope of any of the terms or provisions of this Agreement.

(m) No Interpretation Against Drafter. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

(n) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers as of the Effective Date.


DELOS PAYMENT SYSTEMS, INC.                PAYSYS INTERNATIONAL, INC.



By:                                        By:
    --------------------------------           ---------------------------------

Name:                                      Name:
      ------------------------------             -------------------------------

Title:                                     Title:
       -----------------------------              ------------------------------


                  NOTE: SCHEDULES TO THIS EXHIBIT ARE NOT FILED HEREWITH. THE REGISTRANT AGREES TO FILE THE SCHEDULES SUPPLEMENTALLY UPON REQUEST OF THE SECURITIES AND EXCHANGE COMMISSION.


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